UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2017

Vericel Corporation

(Exact name of registrant as specified in its charter)

001-35280

(Commission File Number)

Michigan	94-3096597
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street

Cambridge, Massachusetts 02139

(Address of principal executive offices, with zip code)

(800) 556-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 10, 2017, Vericel Corporation (the “Company”) sent notice to Eastern Capital Limited (“Eastern”), an existing holder of shares of the Company’s Series B-1 Non-Voting Convertible Preferred Stock or Series B-2 Voting Convertible Preferred Stock (together, the “Preferred Stock”), informing Eastern of the Company’s election to convert all 12,308 of the outstanding shares of Preferred Stock held by Eastern, plus 9,570 shares of Preferred Stock in accumulated but undeclared dividends thereon, into 1,093,892 shares of the Company’s common stock (the “Common Stock”) pursuant to the terms of Section 4.10 of that certain Amended and Restated Certificate of Designations, Preferences and Rights of Series B-1 Non-Voting Preferred Stock and Series B-2 Voting Preferred Stock of the Company (the “Mandatory Conversion”).  After the Mandatory Conversion on March 9, 2017, no shares of Preferred Stock of the Company will remain outstanding.

The issuance of Common Stock in connection with the Mandatory Conversion was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with an existing holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERICEL CORPORATION

Dated: March 9, 2017	By:	/s/ Gerard Michel
		Name:	Gerard Michel
		Title:	Chief Financial Officer and Vice President
Corporate Development